Exhibit 10.3

REGENERATION TECHNOLOGIES, INC.

FORM OF NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This Grant Agreement (the “Agreement”) is entered into this      day of                                  by and between REGENERATION TECHNOLOGIES, INC., a Delaware corporation (the “Corporation”), and                                  (“Grantee”), effective as of the Grant Date as defined in Article 1 hereof.

In consideration of the premises, mutual covenants and agreements herein, the Corporation and the Grantee agree as follows:

ARTICLE 1

GRANT OF OPTION

Section 1.1 Grant of Option. The Corporation hereby grants to the Grantee, pursuant to the provisions of the Regeneration Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”), a nonqualified stock option to purchase shares of Common Stock, par value of $0.001 per share, of the Corporation (“Stock”), subject to the provisions of this Agreement (the “Option”). Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Schedule A, attached hereto and incorporated herein, sets forth the following terms of the Option:

(i)	the date the Committee approved the Option (the “Grant Date”);

(ii)	the number of shares of Stock which the Grantee may purchase under the Option;

(iii)	the exercise price per share (the “Exercise Price”); and

(iv)	the date as of which the Option shall expire (the “Expiration Date”), at 5:00 p.m. Eastern Time, unless terminated earlier pursuant to other provisions of this Agreement.

ARTICLE 2

VESTING

Section 2.1 Vesting Schedule. Unless the Option terminates earlier pursuant to other provisions of this Agreement, the Option shall vest and become exercisable as provided in the following schedule:

Percentage of the Option Vested and Exerciseable	As of

Section 2.2 Acceleration of Vesting. Unless the Option has earlier terminated pursuant to the provision of the Agreement, vesting of the Option shall be accelerated so that all unvested shares of Stock subject to the Option shall become one hundred percent (100%) vested in the Grantee upon a Change of Control. For purposes of this Agreement, the term “Change of Control” shall mean (i) the sale of all or substantially all of the assets of the Corporation, (ii) the sale of more than fifty percent (50%) of the outstanding common stock of the Corporation in a non-public sale, (iii) the dissolution or liquidation of the Corporation, or (iv) any merger, share exchange, consolidation or other reorganization or business combination of the Corporation if immediately after such transaction either (A) persons who were directors of the Corporation immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Corporation immediately prior to such transaction.

ARTICLE 3

EXERCISE OF OPTION

Section 3.1 Exercisability of Option. The Option is exercisable only if it is vested and has not been terminated. If exercisable, the Option may be exercised in whole or in part, subject to the conditions precedent described in Section 3.3. Only Grantee and, after his death, his executor, personal representative, or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, may exercise the Option.

Section 3.2 Manner of Exercise. Grantee or any other person exercising the Option may do so only by delivering written notice thereof to the Committee. Such notice shall be in the form as attached hereto, unless the Committee requires otherwise. Notwithstanding the foregoing, the Option may not be exercised at any one time as to fewer than five (5) Shares or, if less, such number of Shares as to which the Option is then exercisable. Such notice shall be accompanied by full payment of the Exercise Price. Payment of the Exercise Price shall be made in cash, provided that, subject to applicable law, the Committee may authorize a payment of the Exercise Price to be made, in whole or in part, by such other means as the Committee may prescribe at the time of exercise. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued. If the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Exercise Price may be paid, in whole or in part, subject to applicable law and such limitations as the Committee may determine, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm designated by the person exercising the Option and approved by the Committee to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the Exercise Price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Corporation to deliver the certificates for such purchased Shares directly to such brokerage firm.

Section 3.3 Issuance of Shares upon Exercise. Upon exercise of the Option and payment of the Exercise Price, the Corporation shall issue to Grantee the number of Shares so paid for, in the form of fully paid and nonassessable Common Stock.

ARTICLE 4

TERMINATION OF OPTION

Section 4.1 Termination, In General. The Option granted hereby shall terminate and be of no force or effect after the Expiration Date set forth on Schedule A, unless terminated prior to such time as provided below. Notwithstanding anything contained herein, vesting of the Option pursuant to Section 2.1 shall cease upon the Grantee’s termination of employment by, or service to the Corporation unless otherwise agreed by the Corporation in writing.

Section 4.2 Termination of Employment or Service or for Reason Other Than Death or Disability. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, the Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, thirty (30) days after the date the Grantee is no longer employed by, or not in the service of, the Corporation and its Affiliates for any reason other than the Grantee’s death or Disability. Notwithstanding the foregoing, the Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, upon termination of the employment or service of the Grantee by the Corporation or an Affiliate for “Cause”.

If the Grantee is a party to a written employment agreement or service agreement with the Corporation or an Affiliate then currently in effect which contains a definition of “cause”, “termination for cause” or words of similar import, whether such Grantee is terminated for “Cause” pursuant to this Section 4.2 shall be determined according to the terms of and in a manner consistent with the provisions of such written agreement. If the Grantee is not party to such a written employment agreement or service agreement with the Corporation or an Affiliate, then for purposes of this Section 4.2, “Cause” shall mean (a) the conviction of the Grantee of, or the entry of a pleading of guilty or nolo contendere by the Grantee to, any felony or any crime involving moral turpitude, (b) willful misconduct in connection with the Grantee’s duties, willful failure to follow the directions of the Grantee’s supervisor or supervisors, or willful failure to perform his or her responsibilities in the best interest of the Corporation, except in cases involving the mental or physical incapacity or disability of the Grantee, or (c) in the sole judgment of the President of the Corporation, the Grantee has acted or is acting in a manner that is not in the best interest of the Corporation or its employees, including but not limited to, disparaging the Corporation or its products or engaging in harassment or other inappropriate behavior directed towards employees of the Corporation. “Willful misconduct” and “willful failure to perform” shall not include actions or inactions on the part of the Grantee which were taken or not taken in good faith by the Grantee. The good faith determination by the Committee of whether the Grantee’s employment or service was terminated by the Corporation for “Cause” shall be final and binding for all purposes hereunder.

Section 4.3 Upon Grantee’s Death. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon the Grantee’s death the Grantee’s executor, personal representative, or the person(s) to whom the Option shall have been transferred by will or the laws of descent and distribution, may exercise all or any part of the outstanding Option with respect to the shares of Stock as to which the Option is vested as of the Grantee’s date of death, provided such exercise occurs within six (6) months after the date of the Grantee’s death, but not later than the Expiration Date of the Option. Unless sooner terminated, the Option shall terminate upon the expiration of such six (6) month period.

Section 4.4 Termination of Employment or Service by Reason of Disability. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, in the event that the Grantee ceases, by reason of Disability, to be an employee of or in the service of the Corporation or an Affiliate, the outstanding Option may be exercised in whole or in part with respect to the shares of Stock as to which the Option is vested as of the date of the Grantee’s termination of employment or service due to Disability at any time within six (6) months after the date of such termination, but not later than the Expiration Date of the Option. Unless sooner terminated, the Option shall terminate upon the expiration of such six (6) month period.

For purposes of this Agreement, Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee’s determination as to whether the Grantee is Disabled shall be final and binding on all parties concerned.

Section 4.5 Leave of Absence. For purposes of this Agreement, the Grantee’s employment or service with the Corporation or an Affiliate shall not be deemed to terminate if the Grantee takes any military leave, sick leave, or other bona fide leave of absence approved by the Committee of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Grantee’s employment or service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Grantee’s right to re-employment with the Corporation or Affiliate remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise determined by the Committee (or required by law), a leave of absence shall not be treated as employment or service for purposes of vesting in additional shares of Stock during such leave pursuant to Section 2.1 of this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall alter the employment status of the Grantee, nor be construed as a contract of employment between the Corporation (or an Affiliate) and the Grantee, or as a contractual right of the Grantee to continue in the employ or service of the Corporation (or an Affiliate), or as a limitation of the right of the Corporation (or an Affiliate) to discharge the Grantee at any time with or without cause or notice.

Section 5.2 No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued upon the due exercise of the Option, subject to and in accordance with the provisions of Section 3.3. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

Section 5.3 Nonqualified Nature of Option. The Option is intended to be a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Section 5.4 The Corporation’s Rights. The existence of this Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 5.5 Withholding of Taxes. The Corporation or any Affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due the Grantee the amount of any foreign, federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the lapsing of any restriction with respect to any shares of Stock acquired on exercise of the Option; provided, however, that to the extent necessary to avoid adverse accounting consequences to the Company the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require the Grantee to make a cash payment to the Corporation or an Affiliate equal to the amount required to be withheld. If the Grantee does not make such payment when requested, the Corporation may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

Section 5.6 Grantee. Whenever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word “Grantee” shall be deemed to include such person.

Section 5.7 Nontransferability of Option. The Option shall be nontransferable other than by will or the laws of descent and distribution and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Except as provided in the preceding sentence, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

Section 5.8 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

Section 5.9 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of the Agreement shall be void and ineffective for all purposes.

Section 5.10 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern. Grantee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.

Section 5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, other than the conflict of laws principles thereof.

Section 5.12 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

[signatures on next page]

IN WITNESS WHEREOF, the Corporation has caused this Agreement, which shall be effective as of the Grant Date, to be executed by its duly authorized officer, and the Grantee has hereunto set his hand and seal.

ATTEST:	REGENERATION TECHNOLOGIES, INC.

By:

Date:

WITNESS:	GRANTEE

Name:
Date:

SSN: (Required)

SCHEDULE A

OF REGENERATION TECHNOLOGIES, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Name of Grantee:

Date Option Was Approved
By Plan Committee:

Number of Shares:	shares of Regeneration Technologies, Inc. Common Stock

Exercise Price Per Share:	per share

Expiration Date:

EXERCISE FORM

Stock Option Plan Committee

c/o Office of the Corporate Secretary

Regeneration Technologies, Inc.

11621 Research Circle

Alachua, Florida 32615

Gentlemen:

I hereby exercise the Option granted to me on             ,                                  by Regeneration Technologies, Inc. (the “Corporation”), subject to all the terms and provisions thereof and of the Regeneration Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”), and notify you of my desire to purchase              shares of Common Stock of the Corporation at a price of $[            ] per share pursuant to the exercise of said Option.

Total Amount Enclosed: $

Date:
Name:

Received by Regeneration Technologies, Inc. on
,
By: